EXHIBIT 99.1
CMS ENERGY ANNOUNCES SECOND QUARTER NET INCOME OF $74 MILLION,
OR $0.32 PER SHARE, AND AFFIRMS ADJUSTED EARNINGS GUIDANCE
     JACKSON, Mich., July 30, 2009 — CMS Energy announced today reported net income of $74 million, or $0.32 per share, for the second quarter of 2009 compared to reported net income of $44 million, or $0.18 per share, in the same quarter of 2008.
     The 2009 second quarter results reflect income from the expiration of a contingent liability linked to certain assets sold in 2007, income from early retirement of debt at a discount, and a charge to increase the reserve for the Bay Harbor environmental project.
     CMS Energy’s second quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of asset sales, the Bay Harbor charge, and certain other items, was $62 million, or $0.26 per share. In the second quarter of 2008, the company had adjusted net income of $42 million, or $0.18 per share.
     For the first six months of 2009, CMS Energy had reported net income of $143 million, or $0.61 per share, compared to reported net income of $146 million, or $0.60 per share, for the first half of 2008.
     On an adjusted basis, the company had net income of $131 million, or $0.56 per share, for the first half of 2009, compared to adjusted net income of $144 million, or $0.60 per share for the first six months of 2008.
     CMS Energy reaffirmed its guidance for 2009 adjusted earnings of $1.25 per share. While the company expects 2009 reported earnings to be about the same as its adjusted earnings, reported earnings could vary because of several factors such as legacy issues associated with prior asset sales. Because of those uncertainties, the company isn’t providing reported earnings guidance.
     David Joos, the president and chief executive officer of CMS Energy, said despite mild weather, the solid second quarter results were consistent with the company’s full-year earnings guidance and reflect strong operational performance at its Michigan utility, Consumers Energy.

     “We are continuing to focus on providing reliable, affordable service to our customers while investing in new infrastructure for the future,” Joos said. “These investments are creating jobs now, and supporting economic recovery and long-term growth for Michigan.”
     CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2009.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” each found in the MANAGEMENT’S DISCUSSION AND ANALYSIS sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2008 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarter Ended March 31, 2009. CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Amounts)

	Second Quarter			First Half
	(Unaudited)			(Unaudited)
	2009		2008	2009	2008
Operating Revenue	$1,228		$1,365	$3,334	$3,549

Loss from Equity Method Investees	(*	)	(1)	(1)	(2)

Operating Expenses	1,086		1,209	2,986	3,139

Operating Income	$142		$155	$347	$408

Other Income	42		15	57	34

Fixed Charges	105		97	204	198

Income before Income Taxes	$79		$73	$200	$244

Income Tax Expense	29		24	77	87

Income from Continuing Operations	$50		$49	$123	$157

Income (Loss) from Discontinued Operations	29		(1)	29	(1)

Net Income	79		48	152	156

Income Attributable to Noncontrolling Interests	2		1	3	4

Net Income Attributable to CMS Energy	$77		$47	$149	$152

Preferred Dividends	3		3	6	6

Net Income Available to Common Stockholders	$74		$44	$143	$146

Income Per Share
Basic	$0.33		$0.20	$0.63	$0.64
Diluted	0.32		0.18	0.61	0.60

(*) Less than $500 thousand.

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	June 30	December 31
	2009	2008
	(Unaudited)
Assets
Cash and cash equivalents	$1,025	$213
Restricted cash and cash equivalents	31	35
Other current assets	2,100	2,579

Total current assets	$3,156	$2,827
Net plant and property	9,421	9,190
Investments	10	11
Non-current assets	2,690	2,873

Total Assets	$15,277	$14,901

Stockholders’ Investment and Liabilities
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding FIN 46 debt, finance leases and securitization debt)	$6,843	$6,204
FIN 46 debt and finance leases	106	254

Total debt and capital and finance leases	$6,949	$6,458
Preferred stock and securities	287	287
Noncontrolling interests	51	52
Common stockholders’ equity	2,582	2,476

Total capitalization	$9,869	$9,273
Securitization debt	261	277
Current liabilities	1,200	1,349
Non-current liabilities	3,947	4,002

Total Stockholders’ Investment and Liabilities	$15,277	$14,901

(*) Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	First Half
	(Unaudited)
	2009	2008
Beginning of Period Cash	$213	$348

Cash provided by operating activities	$803	$651
Cash used in investing activities	(436)	(344)

Cash flow from operating and investing activities	$367	$307
Cash provided by (used in) financing activities	445	(128)

Total Cash Flow	$812	$179

End of Period Cash	$1,025	$527

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2009	2008	2009	2008
Net Income Available to Common Stockholders	$74	$44	$143	$146

Reconciling Items:
Discontinued Operations (Income) Loss	(29)	1	(29)	1

Asset Sales (Gains) Losses and Other	17	(3)	17	(3)

Adjusted Net Income - Non-GAAP Basis	$62	$42	$131	$144

Average Number of Common Shares Outstanding
Basic	227	225	227	225
Diluted	235	241	234	240

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.33	$0.20	$0.63	$0.64

Reconciling Items:
Discontinued Operations (Income) Loss	(0.13)	0.01	(0.13)	0.01

Asset Sales (Gains) Losses and Other	0.07	(0.01)	0.08	(0.01)

Adjusted Net Income - Non-GAAP Basis	$0.27	$0.20	$0.58	$0.64

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.32	$0.18	$0.61	$0.60

Reconciling Items:
Discontinued Operations (Income) Loss	(0.13)	0.01	(0.13)	0.01

Asset Sales (Gains) Losses and Other	0.07	(0.01)	0.08	(0.01)

Adjusted Net Income - Non-GAAP Basis	$0.26	$0.18	$0.56	$0.60

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.